FORM 8-K





                       SECURITIES AND EXCHANGE COMMISSION




                              Washington, DC 20549

                                 CURRENT REPORT



                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934




                          Date of Report: June 24, 1997



                               PECO ENERGY COMPANY
             (Exact name of registrant as specified in its charter)



                         PENNSYLVANIA 1-1401 23-0970240
                       (State or other (SEC (IRS Employer
                   jurisdiction of file number) Identification
                             incorporation) Number)




              230l Market Street, Philadelphia, Pennsylvania 19101
               (Address of principal executive offices) (Zip Code)



               Registrant's telephone number, including area code:
                                 (215) 841-4000



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Item 5. Other Events

The Company and UtiliCorp United today announced the formation of EnergyOne, L.L.C. (EnergyOne), a separate nationwide marketing company that will integrate traditional energy commodities with a portfolio of competitively priced products and services. EnergyOne is an expansion of a national branding concept introduced by UtiliCorp United in 1995.

Founding partners PECO Energy and UtiliCorp each holds a 50 percent equity interest in EnergyOne, with an aggregate investment totaling approximately $22 million. EnergyOne will obtain revenues from franchise, royalty and transaction fees from participating distributors and suppliers.
                                     * * * *

                                   SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                                             PECO ENERGY COMPANY


                                                               s\ J. B. Mitchell
                                                        Vice President - Finance
                                                                   and Treasurer


June 24, 1997